EXHIBIT 4
JOINT FILING AGREEMENT
     Each of the undersigned hereby agrees that the Statement on Schedule 13D, dated November 10, 2009 (the “Schedule 13D”), with respect to the common stock of GenTek Inc. is, and any amendments thereto shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and that this Agreement shall be included as an exhibit to the Schedule 13D and each such amendment. Each of the undersigned agrees to be responsible for the timely filing of the Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning itself contained therein, but shall not be responsible for the completeness and accuracy of the information concerning any other party, except to the extent that it knows or has reason to believe that such information is inaccurate. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.
     IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the dates written below.

GENTEK INC., as successor in interest to ASP GT ACQUISITION CORP.
By:	/s/ Eric L. Schondorf
	Name:	Eric L. Schondorf
	Title:	Vice President
	Date:	November 10, 2009

ASP GT HOLDING CORP.
By:	/s/ Eric L. Schondorf
	Name:	Eric L. Schondorf
	Title:	Vice President
	Date:	November 10, 2009

AMERICAN SECURITIES PARTNERS V, L.P.
By:	American Securities Associates V, LLC, its general partner

By:	/s/ Michael G. Fisch
	Name:	Michael G. Fisch
	Title:	Managing Member
	Date:	November 10, 2009

AMERICAN SECURITIES PARTNERS V(B), L.P.
By:	American Securities Associates V, LLC, its general partner

By:	/s/ Michael G. Fisch
	Name:	Michael G. Fisch
	Title:	Managing Member
	Date:	November 10, 2009

AMERICAN SECURITIES PARTNERS V(C), L.P.
By:	American Securities Associates V, LLC, its general partner

By:	/s/ Michael G. Fisch
	Name:	Michael G. Fisch
	Title:	Managing Member
	Date:	November 10, 2009

AMERICAN SECURITIES ASSOCIATES V, LLC
By:	/s/ Michael G. Fisch
	Name:	Michael G. Fisch
	Title:	Managing Member
	Date:	November 10, 2009

AMERICAN SECURITIES LLC
By:	/s/ Eric L. Schondorf
	Name:	Eric L. Schondorf
	Title:	General Counsel
	Date:	November 10, 2009